A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Schedule 14C - Amendment No. 4 of Xcorporeal, Inc. (the “Company”) and the Amendment No. 1 to Registration Statement on Form S-4 of CT Holdings Enterprises, Inc. of our report on the financial statements of February 2, 2006, except as to Note 4 which is as of March 10, 2006. Our report dated February 2, 2006, except as to Note 4 which is as of March 10, 2006 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

“Amisano Hanson”

AMISANO HANSON
Chartered Accountants

Vancouver, BC, Canada
September 14, 2007

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net